EXHIBIT 3.i.2



                           FLORIDA DEPARTMENT OF STATE
                            Division of Corporations




September 21, 2006



Florida Research & Filing Services, Inc.
1211 Circle Drive
Tallahassee, FL  32301


Re:  Document Number P01000079106


The Articles of Amendment to the Articles of Incorporation of FABULOUS FRITAS CORPORATION which changed its name to COMMONCACHE, INC., a Florida Corporation, were filed on September 20, 2006.


Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.







Annette Ramsey
Document Specialist
Division of Corporations                    Letter Number:  706A00056644


                   P.O. Box 6327 - Tallahassee, Florida 32314

                             ARTICLES OF AMENDMENT

                                   Article I.
                                      Name

The name of this Florida corporation is Fabulous Fritas Corporation


                                   Article II.
                                   Amendment

The Articles of Incorporation of the Corporation are amended so that the name of the Corporation is changed from Fabulous Fritas Corporation to Commoncache, Inc.


                                  Article III.
                             Date Amendment Adopted

The amendment set forth in these Articles of Amendment was adopted on the date shown below.


                                   Article IV.
                       Shareholder Approval of Amendment

The amendment set forth in these Articles of Amendment was proposed by the Corporation's Board of Directors and approved by the shareholders by a vote sufficient for approval of the amendment.


The undersigned executed this document on the date shown below.


FABULOUS FRITAS CORPORATION

By:      s/ T. Baez
         -----------------------------------
         by T. Baez as attorney-in-fact

Name:    Jeffrey Reidy
         -----------------------------------
Title:   President, Secretary & Treasurer
         -----------------------------------

Date:    September 18, 2006
         -----------------------------------



Corporate Creations International, Inc.
941 Fourth Street
Miami Beach FL  33139
(305) 672-0686